SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2011 (January 19, 2011)

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20341 Irvine Avenue, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

2677 N. Main Street, Suite 360, Santa Ana, California 92705

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 19, 2011, Victory Energy Corporation (the “Company”) sold in a private placement six (6) Units to an accredited investor, each unit comprised of (i) a $10,000 principal amount 10% Senior Secured Convertible Debenture (“Debenture”), and a five-year warrant to purchase 10,000 shares of common stock at an exercise price of $0.005 per share (“Warrant”), for an aggregate purchase price of $60,000.00.  The Company did not pay any placement agent fees or other commissions to third parties in connection with the sale of the Units.

The Debentures are immediately convertible into shares of common stock at a conversion price of $0.005 per share, subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.  The Company has the right to force conversion of the Debentures if, among other things, the closing sales price of the Company’s common stock is equal to or exceeds $0.025 for twenty (20) consecutive trading days.  The Debentures bear interest at the rate of 10% per year payable at maturity.  The maturity date of the Debentures is September 30, 2013, but may be extended at the sole discretion of the Company to December 31, 2013.

The Warrants are immediately exercisable into shares of common stock and the exercise price is subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.  The Warrants have a term of five (5) years and do not contain a cashless exercise provision.

The Debentures and Warrants sold to the accredited investor are part of an on-going private placement of a total of 75 Units offered by the Company to certain qualified investors.  Subject to extension by the Company, the private placement will terminate upon the earlier of the sale of all 75 Units or March 31, 2011.  The Company has sold a total of 45.5 Units in the private placement, including the six (6) Units sold to the accredited investor.

The Company has approximately 136,719,608 shares of common stock issued and outstanding.  If the Debentures and Warrants issued to the accredited investor are converted or exercised, the total outstanding shares of common stock would be 148,779,608.

Because the securities were sold to the accredited investor in a transaction not involving a public offering, the transaction is exempt from registration under the Securities Act of 1933 (the “Act”) in accordance with Section 4(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: February 1, 2011	By:	/s/ ROBERT J. MIRANDA
Robert Miranda
Interim Chief Executive Officer

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